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                                                              EXHIBIT 99.906CERT

                  CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


David G. Booth, Principal Executive Officer, and Michael T. Scardina, Principal Accounting Officer, of Dimensional Emerging Markets Value Fund Inc., a Maryland corporation (the "Registrant"), each certify that:

   1. The Registrant's periodic report on Form N-CSR for the period ended May 31, 2004 (the "Form N-CSR") fully complies with the requirements of
        Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

   2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By:    /s/ David G. Booth
       ----------------------------------
       David G. Booth
       Principal Executive Officer
       Dimensional Emerging Markets Value Fund Inc.

Date: August 6, 2004


By:    /s/ Michael T. Scardina
       ----------------------------------
       Michael T. Scardina
       Principal Accounting Officer
       Dimensional Emerging Markets Value Fund Inc.

Date: August 6, 2004